                                                                     EXHIBIT 28F

                   CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                      First USA Bank, National Association

                          FIRST CHICAGO MASTER TRUST II
                                  Series 1996-S
                                December 12, 2001


Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association,, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1996-S Supplement dated as of November 1, 1996 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the December 17, 2001 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A. Information Regarding the Current Distribution (Stated on the Basis of $1,000 Original Principal Amount)

     1.   The total amount of the distribution to Class A Certificateholders on
          the Payment Date per $1,000 interest.                                   $           1.960

     2.   The amount of the distribution set forth in paragraph 1 above in
          respect of principal on the Class A Certificates, per $1,000 interest   $           0.000


     3.   The amount of the distribution set forth in paragraph 1 above in
          respect of interest on the Class A Certificates, per $1,000 interest    $           1.960


B. Information Regarding the Performance of the Trust

     1.   Collections of Receivables
     -------------------------------

     a.   The aggregate amount of Collections of Receivables processed for the
          Due Period with respect to the current Distribution Date which were
          allocated in respect of the Investor Certificates of all Series         $1,807,587,788.03


     b.   The aggregate amount of Collections of Receivables processed for the
          Due Period with respect to the current Distribution Date which were
          allocated in respect of the Series 1996-S Certificates                  $  252,497,044.99

     c.   The aggregate amount of Collections of Receivables processed for the
          Due Period with respect to the current Distribution Date which were
          allocated in respect of the Class A Certificates                        $  220,934,914.37

     d.   The amount of Collections of Receivables processed for the Due Period with respect to the current Distribution Date which were allocated in
          respect of the Class A Certificates, per $1,000 interest                $         315.621

     e.   The amount of Excess Spread for the Due Period with respect to the
          current Distribution Date                                               $    8,273,308.20

     f.   The amount of Reallocated Principal Collections for the Due Period
          with respect to the current Distribution Date allocated in respect of
          the Class A Certificates                                                $            0.00

     g.   The amount of Excess Finance Charge Collections allocated in respect
          of the Series 1996-S Certificates, if any                               $            0.00

                                                                   Series 1996-S

h. The amount of Excess Principal Collections allocated in respect of the Series
   1996-S Certificates, if any                                                     $              0.00

2. Receivables in Trust
-------------------------

a. Aggregate Principal Receivables for the Due Period with respect to the current Distribution Date (which reflects the Principal Receivables represented by the Exchangeable Seller's Certificate and by the Investor
   Certificates of all Series)                                                     $ 13,168,375,862.11

b. The amount of Principal Receivables in the Trust represented by the Series
   1996-S Certificates (the "Invested Amount") for the Due Period with respect
   to the current Distribution Date                                                $    800,000,000.00

c. The amount of Principal Receivables in the Trust represented by the Class A
   Certificates (the "Class A Invested Amount") for the Due Period with respect
   to the current Distribution Date                                                $    700,000,000.00

d. The Invested Percentage with respect to Finance Charge Receivables (including
   Interchange) and Defaulted Receivables for the Series 1996-S Certificates for
   the Due Period with respect to the current Distribution Date                                  6.075%

e. The Invested Percentage with respect to Principal Receivables for the Series
   1996-S Certificates for the Due Period with respect to the current
   Distribution Date                                                                             6.075%

f. The Class A Floating Percentage for the Due Period with respect to the
   current Distribution Date                                                                    87.500%

g. The Class A Principal Percentage for the Due Period with respect to the
   current Distribution Date                                                                    87.500%

h. The Collateral Floating Percentage for the Due Period with respect to the
   current Distribution Date                                                                    12.500%

i. The Collateral Principal Percentage for the Due Period with respect to the
   current Distribution Date                                                                    12.500%

3. Delinquent Balances
----------------------

   The aggregate amount of outstanding balances in the Accounts which were 30 or more days delinquent as of the end of the Due Period for the current
   Distribution Date                                                               $    585,195,946.64

4. Investor Default Amount
--------------------------

a. The aggregate amount of all Defaulted Receivables written off as uncollectible during the Due Period with respect to the current Distribution
   Date allocable to the Series 1996-S Certificates (the "Investor Default
   Amount")

   1.  Investor Default Amount                                                     $      4,233,451.03
   2.  Recoveries                                                                  $        202,326.49
   3.  Net Default Receivables                                                     $      4,031,124.54

                                                                 Series  1996-S

b.  The Class A Investor Default Amount


    1.  Investor Default Amount                                                    $      3,704,269.65
    2.  Recoveries                                                                 $        177,035.68
    3.  Net Default Receivables                                                    $      3,527,233.97


c.  The Collateral Investor Default Amount

    1.  Investor Default Amount                                                    $        529,181.38
    2.  Recoveries                                                                 $         25,290.81
    3.  Net Default Receivables                                                    $        503,890.57

5.  Investor Charge-offs.
------------------------

a.  The amount of the Class A Investor Charge-Offs per $1,000 interest after reimbursement of any such Class A Investor Charge-Offs for the Due Period
    with respect to the current Distribution Date                                  $              0.00

b.  The amount attributable to Class A Investor Charge-Offs, if any, by which the principal balance of the Class A Certificates exceeds the Class A
    Invested Amount as of the end of the day on the Record Date with respect to
    the current Distribution Date                                                  $              0.00

c.  The amount of the Collateral Charge-Offs, if any, for the Due Period with
    respect to the current Distribution Date                                       $              0.00

6.  Monthly Servicing Fee
-------------------------

a.  The amount of the Monthly Servicing Fee payable from available funds by the
    Trust to the Servicer with respect to the current Distribution Date            $        166,666.67


b.  The amount of the Interchange Monthly Servicing Fee payable to the Servicer
    with respect to the current Distribution Date                                  $        833,333.33


7.  Available Cash Collateral Amount
------------------------------------

a   The amount, if any, withdrawn from the Cash Collateral Account for the
    current Distribution Date (the "Withdrawal Amount")                            $              0.00

b.  The amount available to be withdrawn from the Cash Collateral Account as of the end of the day on the current Distribution Date, after giving effect to all withdrawals, deposits and payments to be made on such Distribution Date
    (the "Available Cash Collateral Amount" for the next Distribution
    Date)                                                                          $      8,000,000.00

c.  The amount as computed in 7.b as a percentage of the Class A Invested Amount after giving effect to all reductions thereof on the current Distribution
    Date                                                                                         1.143%

8.  Collateral Invested Amount
------------------------------

a.  The Collateral Invested Amount for the current Distribution Date
                                                                                   $    100,000,000.00

b.  The Collateral Invested Amount after giving effect to all withdrawals,
    deposits, and payments on the current Distribution Date                        $    100,000,000.00

                                                                 Series  1996-S

    9.   Total Enhancement
    ----------------------

    a.   The total Enhancement for the current Distribution Date                   $    108,000,000.00

    b.   The total Enhancement after giving effect to all withdrawals, deposits
         and payments on the current Distribution Date                             $    108,000,000.00

C.  The Pool Factor
-------------------

         The Pool Factor (which represents the ratio of the Class A Invested
         Amount on the last day of the month ending on the Record Date adjusted for Class A Investor Charge-Offs set forth in B.5.a above and for the distributions of principal set forth in A.2 above to the Class A
         Initial Invested Amount). The amount of a Class A Certificateholder's pro rata share of the Class A Invested Amount can be determined by multiplying the original denomination of the holder's Class A
         Certificate by the Pool Factor                                                   100.00000000%

D. Deficit Controlled Amortization Amount
-----------------------------------------

    1.   The Deficit Controlled Amortization Amount for the preceding Due
         Period                                                                    $              0.00

CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page




                                         First USA Bank, National Association
                                           as Servicer





                                           By: /s/ Tracie Klein
                                               ------------------------
                                                   TRACIE KLEIN
                                           Title:  FIRST VICE PRESIDENT